Exhibit 10.1

AMENDMENT NO. 1 TO
U.S. CONCRETE, INC.
2000 EMPLOYEE STOCK PURCHASE PLAN

Effective as of December 16, 2005

          The Board of Directors of U.S. Concrete, Inc. (the “Company”) by resolution has duly adopted this Amendment No. 1 to the Company’s 2000 Employee Stock Purchase Plan (the “Plan”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

          1.          The Plan is hereby amended by deleting Section 9 and replacing, in lieu thereof, a new Section 9 reading in its entirety as follows:

     9.     PURCHASE PRICE.

             9.1          Purchase Price on or before December 31, 2005.  For any Offering Period ending on or prior to December 31, 2005, the Purchase Price at which each share of Stock may be acquired in such Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Right shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.  Unless otherwise provided by the Board prior to the commencement of an Offering Period ending on or prior to December 31, 2005, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.

             9.2          Purchase Price on or after January 1, 2006.  For any Offering Period beginning on or after January 1, 2006, the Purchase Price at which each share of Stock may be acquired in such Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Right shall not be less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date of the Offering Period.  Unless otherwise provided by the Board prior to the commencement of an Offering Period beginning on or after to January 1, 2006, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date of the Offering Period.